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                                                                      Exhibit 99

Contact:    Gary S. Paul                  FOR IMMEDIATE RELEASE
            (716) 842-5130                November 24, 1999


BUFFALO, NEW YORK --M&T Bank Corporation ("M&T") (NYSE:MTB) announced that it has been authorized by its Board of Directors to purchase and hold as treasury stock up to 190,465 additional shares of its common stock. This represents approximately 2.5% of common shares currently outstanding. The additional shares of treasury stock will be used in connection with the possible future exercise of outstanding stock options granted under M&T's 1983 Stock Option Plan. Under this authorization, shares of common stock may be purchased from time-to-time in the open market or in privately negotiated transactions. M&T's previously announced program to reacquire 134,342 shares authorized on February 16, 1999 was completed on November 22, 1999. As of October 31, 1999, M&T had 7,794,088 shares of common stock outstanding, and it held 307,451 shares as treasury stock.

M&T is a $21.8 billion bank holding company whose subsidiaries include Manufacturers and Traders Trust Company (Buffalo, New York) and M&T Bank, National Association (Oakfield, New York).